UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Viacom Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

NOT LESS THAN A MAJORITY OF THE AGGREGATE VOTING POWER

OF ALL OUTSTANDING SHARES OF CAPITAL STOCK OF VIACOM INC.

Dear Viacom Stockholders:

The enclosed Information Statement is being distributed to the holders of record of Class A common stock and Class B common stock of Viacom Inc., a Delaware corporation (“Viacom” or the “Company”), as of the close of business on August 18, 2016 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of the enclosed Information Statement is to inform you of action taken by written consent of National Amusements, Inc. (“National Amusements”) and its subsidiary, NAI Entertainment Holdings, LLC (“NAIEH”). National Amusements is indirectly owned by Sumner M. Redstone and Shari E. Redstone, the Company’s Chairman Emeritus and non-executive Vice Chair, respectively, each of whom is also a member of the Company’s Board of Directors (the “Board”). National Amusements and NAIEH together hold a majority of the aggregate voting power of all outstanding shares of capital stock of the Company entitled as of the Record Date to vote generally in an election of directors. The enclosed Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the “DGCL”).

As of the close of business on the Record Date, National Amusements and its subsidiaries beneficially owned approximately 79.8% of our Class A common stock, and approximately 10% of our Class A and Class B common stock combined.

Viacom entered into an agreement, effective as of August 18, 2016 (the “Settlement Agreement”), with National Amusements, certain of its subsidiaries, Mr. Redstone, Ms. Redstone, other members of the Redstone family and related parties, the other members of the Board at that time and certain other parties. Pursuant to the Settlement Agreement, it was agreed that all claims among the parties that are the subject matter of the Settlement Agreement would be dismissed and terminated.

Also on August 18, 2016, in connection with the Settlement Agreement, the Board unanimously adopted a resolution approving amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendments”) and recommended that the Company’s stockholders adopt the Charter Amendments. The Board submitted the Charter Amendments to National Amusements and NAIEH for adoption by consent in lieu of meeting, and National Amusements and NAIEH have approved and adopted the Charter Amendments.

The Charter Amendments provide generally that Viacom shall not enter into any agreement regarding, vote any shares or provide any consent in favor of, or consummate, any Paramount Transaction (as defined in the Charter Amendments) without the prior written consent of the holders of a majority of the Viacom Class A common stock. A “Paramount Transaction” is defined generally to mean any transaction not in the ordinary course of business consistent with past practice for (i) any sale or other disposition of any ownership interest of Paramount Pictures Corporation (“Paramount”) or of any Viacom subsidiary involved with or supporting in a material respect Viacom’s filmed entertainment business or any other business of Paramount (Paramount and each such subsidiary, a “Paramount Entity”), or any rights to acquire or encumber any such ownership interest, or (ii) any sale or other disposition of any material asset of any Paramount Entity or the Paramount Entities taken as a whole.

Our Board is not soliciting your consent or your proxy in connection with this action, and no consents or proxies are being requested from stockholders.

Under Rule 14c-2 of the Exchange Act, the Charter Amendments will not be effective until 20 days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C AND PURSUANT TO SECTION 228(e) OF THE DGCL. WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

MICHAEL D. FRICKLAS

Executive Vice President, General Counsel and Secretary

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

PURPOSE OF INFORMATION STATEMENT

This Information Statement advises stockholders of Viacom Inc. (“Viacom” or the “Company”) of actions taken by written consent of National Amusements, Inc. (“National Amusements”) and its subsidiary, NAI Entertainment Holdings, LLC (“NAIEH”). National Amusements is indirectly owned by Sumner M. Redstone and Shari E. Redstone, the Company’s Chairman Emeritus and non-executive Vice Chair, respectively, each of whom is also a member of the Company’s Board of Directors (the “Board”). National Amusements and NAIEH together hold a majority of the aggregate voting power of all outstanding shares of capital stock of the Company entitled as of August 18, 2016 (the “Record Date”) to vote generally in an election of directors.

GENERAL OVERVIEW OF ACTIONS

Viacom entered into an agreement, effective as August 18, 2016 (the “Settlement Agreement”), with National Amusements, certain of its subsidiaries, Mr. Redstone, Ms. Redstone, other members of the Redstone family and related parties, the other members of the Board at that time and certain other parties. Pursuant to the Settlement Agreement, it was agreed that, among other matters, all claims among the parties that are the subject matter of the Settlement Agreement would be dismissed and terminated.

Also on August 18, 2016, in connection with the Settlement Agreement, the Board unanimously adopted a resolution approving amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendments”) and recommended that the Company’s stockholders adopt the Charter Amendments. The Board submitted the Charter Amendments to National Amusements and NAIEH for adoption by consent in lieu of meeting, and National Amusements and NAIEH have approved and adopted the Charter Amendments.

The Charter Amendments provide that Viacom shall not, and shall not have the corporate power to, (1) enter into any agreement regarding, vote any shares or provide any consent in favor of, or consummate, any Paramount Transaction (as defined below) or (2) amend the foregoing provisions of subparagraph (1) or the provisions of this subparagraph (2), in each case without the prior written consent of the holders of a majority of the Viacom Class A common stock. A “Paramount Transaction” is defined to mean any of the following actions or events: to authorize, enter into, commit to or otherwise legally bind the Company to any transaction not in the ordinary course of business consistent with past practice (by joint venture, consortium, affiliation, agreement, guarantee, understanding or otherwise), for (i) any sale, issuance, transfer, redemption, lien, encumbrance, or other disposition (including, without limitation, by way of recapitalization, reclassification, dividend, distribution, merger, consolidation or otherwise) of (A) any shares of capital stock or ownership interest of Paramount Pictures Corporation (“Paramount”) or of any direct or indirect subsidiary of Viacom involved with or supporting, in either case, in a material respect, Viacom’s filmed entertainment business or any other business of Paramount (Paramount and each such subsidiary, a “Paramount Entity”), or (B) any options, warrants, convertible securities or other rights to purchase or acquire or encumber any shares of such capital stock or ownership interest of any Paramount Entity, in any case to a party that is not the Company, or (ii) any sale, transfer, license, lien, encumbrance or other disposition of any material asset of (A) any Paramount Entity or (B) the Paramount Entities taken as a whole, in each case, to a party that is not the Company.

Pursuant to the Company’s Amended and Restated Bylaws, until the effectiveness of the Charter Amendments, the affirmative vote of all the directors then in office will be required to approve any Paramount Transaction. After the effectiveness of the Charter Amendments, the affirmative vote of 67% of the members of the Board, in addition to the prior written consent of the holders of the majority of the Viacom Class A common stock, will be required to approve any Paramount Transaction.

The full text of the Charter Amendments is attached to this Information Statement as Exhibit A.

Also pursuant to the Settlement Agreement, the management of Paramount is required to meet with the Board for an information session and status update regarding the Paramount business (the “Board Update”). The Settlement Agreement further provides that after the Board Update, the Board may determine that prior to a Paramount Entity entering into certain categories of ordinary course transactions, Paramount’s management is required to consult with, and in some cases as determined by the Board, obtain the prior approval of the Board (the “Board Update Provision”). The Board has made no such determination and, therefore, currently no transactions require consultation with, or prior approval of, the Board as a result of the Board Update Provision.

VOTES REQUIRED

Our Board is not soliciting your consent or your proxy in connection with this action, and no consents or proxies are being requested from stockholders. The vote that was required to approve the Charter Amendments was the affirmative vote of the holders of a majority of the aggregate voting power of all outstanding shares of capital stock of the Company entitled as of the Record Date to vote generally in an election of directors.

Holders of our Class A common stock are entitled to one vote per share of Class A common stock; except as otherwise required by law, holders of our Class B common stock are not entitled to vote.

Section 228 of the Delaware General Corporation Law (the “DGCL”) and Article II, Section 10 of the Bylaws provide that stockholders of the Company may act by written consent without a meeting if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted.

As of the close of business on the Record Date, the Company had 49,431,379 shares of Class A common stock outstanding, and National Amusements and its subsidiaries beneficially owned 39,442,332 shares of Viacom’s Class A common stock, representing approximately 79.8% of our Class A common stock then outstanding. Of those shares, 35,726,517 shares, or approximately 72.3% of Viacom’s Class A common stock, approved and adopted the Charter Amendments.

EFFECTIVENESS OF CORPORATE ACTION

Under Rule 14c-2 of the Securities Exchange Act of 1934, as amended, the Charter Amendments will not be effective until 20 days after this Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

DISSENTER’S RIGHTS

Under the DGCL, holders of our capital stock are not entitled to dissenter’s rights of appraisal with respect to an amendment to the Company’s Amended and Restated Certificate of Incorporation.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders upon written request to us at the address noted below. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing to 1515 Broadway, New York, NY 10036-5794, attention: Michael D. Fricklas, Secretary.

MICHAEL D. FRICKLAS

Executive Vice President, General Counsel and Secretary

September 1, 2016

Exhibit A

Amendments to Amended and Restated Certificate of Incorporation of Viacom Inc.

Article III of the Amended and Restated Certificate of Incorporation is amended in its entirety to read as follows:

Subject to Article IX, the purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Article IX of the Amended and Restated Certificate of Incorporation is amended by adding at the end thereof the following new provisions:

The Corporation shall not and shall not have the legal power to do any of the following without the prior written consent of the holders of a majority of the Class A Common Stock, (the “Common A Holders”), which consent may be granted or withheld by Common A Holders in their sole discretion:

(i) enter into any agreement regarding, or consummate, any Paramount Transaction (as defined below),

(ii) vote or provide the consent of any shares of capital stock, other equity interests, or other securities of any Paramount Entity (as defined below) owned or held, directly or indirectly, by the Corporation or any direct or indirect subsidiary thereof, with respect to, or in connection with, a Paramount Transaction, or

(iii) whether by merger, consolidation, reorganization or otherwise, amend this Amended and Restated Certificate of Incorporation in a manner that will or may eliminate or change in any way any of the approval rights of the Class A Common Stock with respect to any of the matters described in this Article IX, subsection (i) through (iii).

“Paramount Transaction” means any of the following actions or events: to authorize, enter into, commit to or otherwise legally bind the Corporation and its subsidiaries taken as a whole (the “Company”) to any transaction not in the ordinary course of business consistent with past practice (by joint venture, consortium, affiliation, agreement, guarantee, understanding or otherwise), for:

(i)     Any sale, issuance, transfer, redemption, lien, encumbrance, or other disposition (including, without limitation, by way of recapitalization, reclassification, dividend, distribution, merger, consolidation or otherwise) of (A) any shares or capital stock or ownership interest of Paramount Pictures Corporation (“Paramount”) or of any direct or indirect subsidiary of the Corporation involved with or supporting, in either case, in a material respect, the Corporation’s filmed entertainment business or any other business of Paramount (Paramount and each such subsidiary, a “Paramount Entity”), or (B) any options, warrants, convertible securities or other rights to purchase or acquire or encumber any shares of such capital stock or ownership interest of any Paramount Entity, in any case to a party that is not the Company;

(ii)     Any sale, transfer, license, lien, encumbrance or other disposition of any material asset of (A) any Paramount Entity or (B) the Paramount Entities taken as a whole, in each case, to a party that is not the Company.